UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2009

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP

(Exact name of Registrant as specified in its charter)

            Delaware                  0-10831                 94-2744492

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Institutional Properties, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCIP Knolls, L.L.C., a Delaware limited liability company (the “Company”).  The assets and liabilities of the Company are allocated solely to the holders of Series B Units of the Registrant for all purposes. The Company owns The Knolls Apartments (“The Knolls”), a 262-unit apartment complex located in Colorado Springs, Colorado.

As previously disclosed, on May 12, 2009, the Company entered into a Purchase and Sale Contract with a third party, Hamilton Zanze & Company, a California corporation (the “Purchaser”), to sell The Knolls to the Purchaser for a total sales price of $14,150,000.

As previously disclosed, the Company and the Purchaser previously entered into three amendments to the Purchase and Sale Contract pursuant to which th e feasibility period was extended from June 26, 2009 to July 20, 2009 and the closing was extended from July 13, 2009 to August 7, 2009.

On July 20, 2009, the Company and the Purchaser entered into a Fourth Amendment to the Purchase and Sale Contract (the “Fourth Amendment”) pursuant to which the feasibility period was further extended from July 20, 2009 to July 23, 2009.

This summary of the terms and conditions of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.80       Fourth Amendment to Purchase and Sale Contract between CCIP Knolls, L.L.C., a Delaware limited liability company, and Hamilton Zanze & Company, a California corporation, dated July 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP

By:  CONCAP EQUITIES, INC.

General Partner

By:  /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: July 24, 2009